                                                                   EXHIBIT 99(c)


                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE


Bank One, National Association             Banker's Trust Company, Deutsche Bank
fka, The First National Bank of Chicago    100 Plaza One, Mailstop: JCY03-6450
One Bank One Plaza, Suite 0126             Jersey City, NJ 07310
Chicago, IL  60670                         Attn: Corporate Trust & Agency Group
Attn: Corporate Trust Administration              Structured Finance
Phone: (312) 407-0192                      Phone: (201) 593-6776
Fax: (312) 407-1708                        Fax: (201) 593-6459

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999-A, The First National Bank of Chicago (nka, Bank One, National Association), as Eligible Lender Trustee, PHEAA as Servicer, and EFS as Servicer dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2001, through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.


                                          Key Bank USA, National Association,
                                          as Administrator


                                          by: /S/ DARLENE H. DIMITRIJEVS
                                          -------------------------------------
Date: March 4, 2002                       Name: Darlene H. Dimitrijevs, CPA
                                          Title:   Senior Vice President



                                          by: /S/ DEBRA S. FRONIUS
                                          -------------------------------------
                                          Name: Debra S. Fronius
                                          Title:   Vice President